Exhibit 10.50

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PAYMENTS UNDER THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH HEREIN

MOBILEWALLA HOLDCO, INC.

CONVERTIBLE SUBORDINATE

PROMISSORY NOTE

$200,000 USD Issue Date: November 14, 2025

For value received MOBILEWALLA HOLDCO, INC., a Delaware corporation (“Payor”), promises to pay to Neil M. Metzheiser or its assigns (“Holder”) the principal sum of $200,000 with simple interest on the outstanding principal amount at the rate of 8% per annum. Interest commenced to run on the Issue Date and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.
This convertible subordinate promissory note (the “Note”) is issued as part of a series of substantially identical notes that may be issued in a series of multiple closings before, on or after the date hereof (collectively, the “Notes”) to certain persons and entities (collectively, the “Holders”). The Payor shall maintain a ledger of all Holders. “Majority Holders” mean the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.
2.
All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders in accordance with the relative principal amounts of their respective Notes. Subject to the next sentence, all payments shall be applied first to accrued interest until all then outstanding accrued interest has been paid in full, and thereafter to the repayment of principal until all principal has been paid in full. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries shall be paid and applied ratably and proportionately on all outstanding Notes on the basis of their original principal amount.
3.
In the event that after the Issue Date, the Payor issues and sells shares of its Next Round Securities (as defined below) to investors (the “Investors”) in an equity financing with total proceeds to the Payor of not less than $10,000,000 (excluding the conversion of the Notes or other debt), or such lesser amount as may be approved in writing by the Majority Holders (a “Qualified Financing”), then the sum of the entire outstanding principal balance and accrued but unpaid interest (the “Balance”) of this Note (and all outstanding Notes) shall automatically convert without any further action by the Holders into such Next Round Securities on the same terms and conditions as applicable to the Investors and at a conversion price equal to the Conversion Price (as defined below). The number of Next Round Securities to be issued upon conversion of the principal and accrued interest of this Note shall be rounded down to the nearest whole share. For purposes of this Note, the term “Next Round Securities” shall mean the common equity (the “Common Stock”) of the publicly-traded surviving entity in any consolidation, merger or reorganization in which the shares of capital stock of the Payor immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization (the “Transaction”) For purposes of this Note, the term “Conversion Price” means an amount equal to $5.00 per share of Common Stock at the time of the closing of the Transaction. In connection with a conversion to Next Round Securities under this Section 3, Holder shall execute and become a party to the Qualified Financing Agreements and deliver to the Payor this Note or, in the event this Note has been lost, stolen, or destroyed, certain documentation reasonably satisfactory to the Payor and Holder with regard to a lost or stolen Note, including, if required by the Payor, an affidavit of lost note and an indemnification agreement by Holder in favor of the Payor with respect to such lost or stolen Note (“Lost Note Documentation”). The issuance of Next Round Securities to Holder upon conversion of this Note shall constitute satisfaction in full of all obligations of the Payor under this Note, and this Note shall thereafter be of no further force or effect.

In the event that the Note remains outstanding as of November 1, 2026 (as such date is extended from time to time in the Majority Holders’ sole discretion, the “Maturity Date”), the Majority Holders may elect to convert the then outstanding principal of all Notes and all accrued and unpaid interest on all Notes into fully paid and non-assessable shares of the Payor’s capital stock, the class, terms, and price of which will be as determined by mutual agreement of the Majority Holders and the Payor. at the time of conversion. For purposes of this Note, the term “Conversion Securities” shall mean the class or series of Payor’s capital stock issued in connection with a conversion of the Notes pursuant to this Section 4. In connection with a conversion to Conversion Securities under this Section 4, Holder shall execute and become a party to such stockholder agreements as Payor may reasonably request (the “Stockholder Agreements”), to the extent Holder is not already party thereto.

4.
Unless this Note has been converted in accordance with the terms of Sections 3 or 4 above, repaid in accordance with the terms of Section 4 above, or accelerated in accordance with the terms of Section 7 below, the Payor may not pay or prepay this Note (either before or after the Maturity Date) without the prior written consent of the Majority Holders.
5.
In the event of any default hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.
6.
If there shall be any Event of Default hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Payor, this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:
(a)
Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;
(b)
Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or
(c)
An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.
7.
Payor hereby waives demand, notice, presentment, protest and notice of dishonor.
8.
Provisions Relating To Stockholders Rights.
(a)
Rights as Investor. Upon conversion of this Note (i) in connection with the Qualified Financing, Holder shall be entitled to the rights and be subject to all other obligations of the investors in the Next Round Securities issued in the Qualified Financing, Subject to Holder’s execution of the Qualified Financing Agreements, or (ii) pursuant to Section 4 above, Holder shall be entitled to the rights and subject to all other obligations of the investors in the Conversion Securities, subject to Holder’s execution of the Stockholder Agreements.
(b)
Registration Rights. The Payor confirms that Holder has been granted registration rights with respect to the Common Stock of the Payor issuable upon conversion of the Next Round Securities or Conversion Securities, as applicable, issued upon conversion of this Note under that certain Amended & Restated Investors’’ Rights Agreement, as the same may be amended from time to time (the “Investors’ Rights Agreement”), subject to Holder’s execution of such agreement.
(c)
“Market Stand-Off” Agreement. Holder hereby agrees that Holder shall be bound by the market standoff provision set forth in Investors’ Rights Agreement.
(d)
No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Payor, unless and until (and only to the extent that) this Note is actually converted into shares of the Payor’s capital stock in accordance with its terms. In the absence of conversion of this Note into Next Round Securities or Conversion Securities, no provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Payor for any purpose.

9.
Representations And Warranties Of Payor. Payor hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 10 are all true and complete as of the date hereof.
(a)
Organization, Good Standing and Qualification. Payor has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. Payor has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.
(b)
Due Authorization. All corporate action on the part of Payor’s board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Payor under this Note has been taken prior to the date hereof, other than the authorization of the capital stock to be issued in a Qualified Financing. This Note constitutes a valid and legally binding obligation of Payor, enforceable against Payor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
(c)
Corporate Power. Payor has the corporate power and authority to issue, execute and deliver this Note and to carry out and perform all its obligations under this Note.
(d)
Valid Issuance. The Next Round Securities issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of this Note for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.
10.
Representations, Warranties And Certain Agreements Of Holder. Holder hereby represents and warrants to, and agrees with Payor as follows.
(a)
Authorization. This Note constitutes Holder’s valid and legally binding obligations, enforceable against Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents and warrants to Payor that Holder has full power and authority to enter into this Note.
(b)
Purchase for Own Account. This Note, the Next Round Securities, the Conversion Securities, and Payor’s Common Stock issuable upon conversion of such Next Round Securities (or Conversion Securities, if applicable) (collectively, the “Securities”) are being and will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.
(c)
No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.
(d)
Disclosure of Information. Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from Payor regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent Payor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Payor in Section 11 hereof.
(e)
Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder (i) has experience as a Holder in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting Holder’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with Payor and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
(f)
Accredited Investor Status. Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Act.
(g)
Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 since they are being acquired from Payor in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder the Securities may be resold without registration under the Act only in certain limited circumstances. Holder further understands that Payor is under no obligation to register the Securities, and Payor has no present plans to do so. Furthermore, Holder is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Act on resale of Securities without such registration. Holder understands that, whether or not the Securities may be resold in the future without registration under the Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.
(h)
Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:
(i)
there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or
(ii)
Holder shall have notified Payor of the proposed disposition and shall have furnished Payor with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Payor, Holder shall have furnished Payor with an opinion of counsel, reasonably satisfactory to Payor that such disposition will not require registration of such shares under the Act. It is agreed that Payor will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is a partnership or corporation, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, to any affiliate of such partnership or corporation, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Holder hereunder.

(iii)
Legends. In addition to any other legend that may be required by applicable law, Payor’s Certificate of Incorporation, Bylaws, the Qualified Financing Agreements or any other agreement between Payor and Holder, or applicable law, Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

11.
This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles. Any term of this Note may be amended or waived only with the written consent of the Payor and the Majority Holders, and any amendment or waiver approved by the Majority Holders shall be binding on Holder and all other holders of the Notes. The Payor shall promptly give written notice of any such amendment or waiver to the record Holders of the Notes who have not previously consented thereto in writing.
12.
In accordance with Section 17 below, this Note may be transferred only to an Affiliate (as described in Rule 144 promulgated under the Securities Act of 1933, as amended) of the Holder only upon its surrender to the Payor for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Payor. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Payor’s obligation to pay such interest and principal.
13.
All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Payor at 5170 Peachtree Road, Building 100, Suite 100 Atlanta, GA 30341 Attn: Jay D. Clark, with a copy (which shall not constitute notice) To: Lucosky-Brookman, 101 Wood Avenue South, Woodbridge, New Jersey 08830 Attn: Peter Campitiello, and to Holder at the addresses set forth on the signature page of this Note or at such other addresses as the Payor or Holder may designate by ten (10) days advance written notice to the other parties hereto.
14.
In no event shall any stockholder, officer or director of the Payor be liable for any amounts due or payable pursuant to this Note.
15.
Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Payor or any other matters or any rights whatsoever as a stockholder of the Payor prior to the time that this Note is converted in accordance with the terms of this Note.
16.
If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable, and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
17.
Registration of the Note. The Notes shall be registered notes. The Payor will keep at its principal executive office, books for the registration and the registration of transfer of the Note. Prior to presentation of any Note for registration of transfer, the Payor shall treat the individual or entity (the “Person”) in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Payor shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Payor’s chief executive office, and promptly thereafter and at the Payor’s expense receive in exchange therefore one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.
18.
NOTICE REGARDING ORAL COMMITMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER NEW YORK LAW.
19.
Subordination; Priority. The Notes will be subordinate in right of payment to all indebtedness of the Payor for borrowed money to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (whether or not such indebtedness is secured), including pursuant to that certain Subordination Agreement, dated on or about the date hereof, by and among the Majority Holders, Avenue Venture Opportunities Fund, L.P., Payor, and the other Creditors (as each term is defined therein).

[Signature page follows]

IN WITNESS WHEREOF, the Payor has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE PAYOR

MOBILEWALLA HOLDCO, INC.

By: /s/ Anindya Datta
Name: Anindya Datta
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER

By:/s/ Neil M. Metzheiser
Name: Neil M. Metzheiser

Title:

Address:

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